EFI ELECTRONICS CORPORATION
                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held July 29, 1997



TO THE STOCKHOLDERS:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of EFI Electronics Corporation ("EFI" or the "Company") which will be held at the Hilton Hotel, 150 West 500 South, Salt Lake City, Utah, on Tuesday, July 29, 1997, at 2:30 p.m., local time, for the following purposes:

   (1) To elect five (5) Directors to serve for one year and until their successors shall be elected and duly qualified;

   (2) To ratify the appointment of Grant Thornton LLP, as the Company's independent auditors for the 1998 fiscal year;

   (3) To transact such other business as may properly come before the meeting or at any adjournments thereof.


The Board of Directors has fixed the close of business on June 9, 1997, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record of the Company at the close of business on that date will be entitled to vote at the meeting. The transfer books of the Company will not be closed. A list of those entitled to vote at the Annual Meeting will be available for inspection for ten (10) days prior to the meeting at the offices of the Company.


All stockholders are urged to attend the meeting.


                                       BY ORDER OF THE BOARD OF DIRECTORS




                                       Richard D. Clasen
                                       President & Chief Executive Officer


Mailing Date:  June 19, 1997


                                    IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

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
                           EFI ELECTRONICS CORPORATION
                               2415 South 2300 West
                            Salt Lake City, Utah 84119

                                 PROXY STATEMENT
                          Annual Meeting of Stockholders
                                 July 29, 1997


SOLICITATION OF PROXIES:

This Proxy Statement is furnished to stockholders of EFI Electronics Corporation ("EFI" or the "Company") in connection with the solicitation by the board of directors of the Company of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company scheduled to be held at the Hilton Hotel, 150 West 500 South, Salt Lake City, Utah, on Tuesday, July 29, 1997, at 2:30 p.m., local time and at any adjournment or postponement of such meeting.

This Proxy Statement and the accompanying Proxy Card are being mailed on or about June 19, 1997 to the stockholders of the Company, together with the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1997.

Stockholders of the Company are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete the enclosed proxy card and sign, date and return it as promptly as possible in the envelope provided for that purpose. You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the secretary of the Company prior to convening of the Annual Meeting or by presenting another proxy card with a later date. If you attend the Annual Meeting and desire to vote in person, you may request that your previously submitted proxy card not be used.

The cost of soliciting proxies and the cost of the Annual Meeting will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone and similar means by directors, officers or employees of the Company, none of whom will be specially compensated for such activities. The Company also intends to request that brokers, banks and nominees solicit proxies from their principals and will pay such brokers, banks and other nominees expenses incurred by them for such activities.

VOTING SECURITIES:


As of the close of business  on the record  date,  the  Company had  outstanding
4,216,174 shares of common stock, par value $.0001 per share (the "common stock"), all of which are entitled to be voted at the Annual Meeting. Each share is entitled to one (1) vote, and only those stockholders of record of the common stock as of the close of business on the record date shall be entitled to vote their shares.

A majority of the outstanding shares of the common stock, represented in person or by proxy, is required for a quorum at the Annual Meeting. In the proposed election of directors, stockholders will not be allowed to cumulate their votes and directors will be elected by a plurality of the votes cast at the meeting. The five (5) nominees receiving the highest number of votes will be elected. As a result, abstentions and broker non-votes will not affect the outcome of the election. All other matters presented for approval to the stockholders will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting on such matters. Accordingly, abstentions and broker non-votes will not affect the outcome of such matters.

DIRECTORS AND EXECUTIVE OFFICERS:

At the Annual Meeting, five (5) directors are to be elected to hold office until the Company's 1998 Annual Meeting of Stockholders and until their successors shall be elected and duly qualified.

Set forth below is a table which identifies the current directors (all of whom are nominees) and the Company's executive officers, and the positions and offices within the Company held by each. The table is followed by a brief description concerning the employment and business experience of each such person.

Name                   Age     Position

Richard D. Clasen      54      President, Chief Executive Officer, Director

David G. Bevan         47      Executive Vice President, Chief Financial Officer

John R. Worden         49      Executive Vice President

Hans Imhof             57      Director

Gaylord K. Swim        48      Director, Chairman of the Board of Directors

K. Bradford Romney, Jr.41      Director

Reino Kerttula         55      Director


Richard D. Clasen was appointed president and chief executive officer of the Company on September 12, 1994. On October 21, 1994, he was elected to the Company's board of directors. From 1993 to 1994 he served as chief executive officer and chairman of the board of Tripac Systems, Inc., a distributor of computer data storage and imaging products based in Irving, Texas. From 1990 to 1993 he served as president and chief executive officer of Carlisle Memory
Products Groups, Inc. (Bedford, Texas) which manufactured and distributed computer data storage products. He rose to the position of vice president of sales and marketing--international operations. Mr. Clasen attended the University of California, Los Angeles and University of Pennsylvania, Wharton School of Business.

David G. Bevan was appointed executive vice president in May 1996 and chief financial officer in July 1995. He has managed the Company's manufacturing and development activities since April 1991. He served as controller of the Company from April 1990 to April 1991. From November 1989 to April 1990, he was secretary and chief financial officer of Douglas Computer, Inc., a Salt Lake City, Utah based computer reseller. Mr. Bevan is a certified public accountant and obtained a B.S. degree in economics from Stanford University in 1971 and an M.B.A. degree from Amos Tuck School at Dartmouth College in 1973.

John R. Worden was appointed executive vice president of sales and marketing of the Company in October 1996. Mr. Worden joined the Company in April 1996 as vice president of sales. From 1994 to 1996 he served as vice president of sales and marketing for SK Technologies. SK is based in Boca Raton, Florida and develops, markets and supports applications for retail point of sales and back office automation. From 1989 to 1994 he served in various vice president positions over sales and marketing for AEG Modcomp based in Ft. Lauderdale, Florida. Modcomp developed, built and marketed real time computer systems. Positions included international and regional responsibility. Mr. Worden earned a bachelor of electrical engineering from Georgia Institute of Technology in 1969, and took executive courses in general management and strategic marketing from Emory University and Stanford University in 1983 and 1988.

Hans Imhof has served as a director of the Company since July 1996. He is the co-founder of Computer Site Technologies which was created in 1990 and produces computer alarm system software. Since 1990 he has also been vice president of engineering at Datasphere which designs, engineers and constructs computer rooms; president of Diversified Protection Systems, Inc. which installs computer room fire protection systems; and has been a partner in Warner Management, a real estate management company, all located in Orange County, California. Mr. Imhof received an electrical engineering degree from the University of Zurich, Switzerland, in 1965.

Gaylord K. Swim has been a director of the Company since 1981. He was elected chairman of the board of directors in May 1997 and previously served as chairman of the board from December 1989 until December 1991. He is president of Swim Investment Management Corporation, a subsidiary of Swim Financial Corporation.

K. Bradford Romney, Jr. became a director of the Company in December 1992. Mr. Romney is president, chairman and chief executive officer of Dayna
Communications Inc., a Salt Lake City, Utah, LAN software and equipment manufacturer. He joined Dayna in 1986 as executive vice president and corporate secretary responsible for corporate development and operations. He is also a member of the board of directors of Gentner Communications Corporation, a public company, and is active in high technology industry associations. Mr. Romney received J.D. and M.B.A. degrees, both in 1982, from Brigham Young University.

Reino Kerttula became a director of the Company in July 1996. Mr. Kerttula has been executive vice president and chief operating officer and director of Callware Technologies since 1988, a company that provides LAN-based voice and call processing Netware Loadable Modules. He has spent twelve years in general management positions where he established and implemented plans and budgets for multi-phase operations. For seven years he was senior vice president of FPI Securities, an investment banking firm. Mr. Kerttula immigrated to the United States in 1964 and received a degree in business management from Brigham Young University in 1968. He has been active in civic affairs, including president of the Finnish American Chamber of Commerce.

BOARD COMMITTEES, MEETINGS, AND REPORTS:

There were six meetings of the board of directors held during the fiscal year ended March 31, 1997. All of the directors attended at least 75% of the meetings. The Company has audit and compensation committees of the board of directors. The Company has no nominating committee. The audit committee periodically makes recommendations concerning the engagement of the Company's independent public accountants and reviews the results and independence of the accountants and the scope, adequacy and results of the internal auditing procedures. The Company's audit committee consists of Messrs. Gaylord K. Swim,
K. Bradford Romney, Jr. and Reino Kerttula. Functions of the compensation committee include making recommendations concerning director and senior management remuneration and other compensation plans. The compensation committee consists of Messrs. K. Bradford Romney, Jr., Gaylord K. Swim and Reino Kerttula. All of the committee members attended at least 75% of the meetings of their respective committees. During fiscal 1997, the audit committee held one meeting and the compensation committee held two meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires the Company's directors and executive officers and persons who own more than ten percent (10%) of the Company's common stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the common stock and other securities which are derivative of the common stock. Executive officers, directors, and holders of more than ten percent (10%) of the common stock are required by Commission regulations to furnish the Company with copies of all such reports they file. It is the Company's belief, based solely upon a review of copies of all Section 16(a) reports received by the Company, that all reports of initial ownership and changes thereto in the Company's common stock by said officers, directors, and ten percent stockholders have been reported in a timely manner to the Commission.

EXECUTIVE COMPENSATION:

Summary Compensation Table

The compensation of the Company's executive officers for the past three fiscal years is shown below. No other employees of the Company received more than $100,000 in total salary and bonus during such period.

Name/                                               Other Annual  Securities Underlying   All Other
Principal Position      Year     Salary     Bonus  Compensation(1)    Options/SARs(#)   Compensation
------------------      ----    --------    -----  -------------- --------------------- ------------

Richard D. Clasen       1997    $156,624  $    -0-   $      -0-           20,000         $      -0-
  President & CEO       1996     150,000       -0-          -0-               -0-               -0-
                        1995      72,115    5,748           -0-          100,000            50,216 (2)

David G. Bevan          1997     110,097       -0-          -0-           74,213                -0-
  Executive Vice        1996      84,043       -0-          -0-           10,000                -0-
    President & CFO     1995      83,000    2,251           -0-           17,572                -0-

John R. Worden          1997     112,069   21,600           -0-          100,000                -0-
  Executive Vice        1996          -0-      -0-          -0-               -0-               -0-
    President           1995          -0-      -0-          -0-               -0-               -0-

(1)Does not include cash and non-cash compensation related to use of automobiles which did not exceed ten percent of annual salary and bonus.

(2)On December 15, 1994, pursuant to an Employment Agreement between the Company and Mr. Clasen, the Company issued 17,384 shares of common stock to Mr. Clasen as reimbursement for the brokerage commission of $26,394 paid by Mr. Clasen in connection with the sale of his house in Texas. The market value of the Company's common stock on such date was $1.50 per share. Pursuant to such Employment Agreement, the Company also reimbursed Mr. Clasen for moving expenses, aggregating $24,140 (in addition to the 17,384 shares of stock cited above). (See "Employment Contracts.")

Option/SAR Grants in Last Fiscal Year

The following table sets forth individual grants of stock options made by the Company during the fiscal year ended March 31, 1997, to the individuals named in the preceding Summary Compensation Table. As of March 31, 1997, the Company had not granted any stock appreciation rights to the executive officers named below.

                           Number of Securities Under-    Percent of Total Options/
Name/                     lying Options/SARs Granted to       SARs Granted to           Exercise or     Expiration
Principal Position        Employees in the Fiscal Year    Employees in Fiscal Year      Base Price          Date
------------------        -----------------------------   -------------------------     -----------     -----------
Richard D. Clasen
  President & CEO                   20,000                         7.32%                  $1.125      Sept. 20, 1999

David G. Bevan                      65,000                        23.78%                   1.25         May 22, 2002
  Executive Vice                     9,213                         3.37%                   1.44         Nov. 5, 2002
    President & CFO

John R. Worden                     100,000                        36.59%                   1.25         May 22, 2002
  Executive Vice
    President

Aggregated Option / SAR Exercise in Last Fiscal Year and Fiscal Year End Option / SAR Values

The following table sets forth the number of unexercised stock options held by the individuals named in the Summary Compensation Table and the value of such options as of March 31, 1997. No options were exercised by such individuals during the fiscal year ended March 31, 1997. During the year ended March 31, 1997, the Company did not grant any additional stock appreciation rights to the executive officers named below.

                                                Number of Securities Under-     Value of Unexercised
                                      Shares    lying Unexercised Options/      In-the-Money Options/
Name/                  Acquired        Value     SARs at Fiscal Year End       SARs at Fiscal Year End(1)
Principal Position    on Exercise    Realized   Exercisable  Unexercisable     Exercisable  Unexercisable
------------------    -----------    --------   -----------  -------------     -----------  -------------

Richard D. Clasen        -0-            -0-       70,000        50,000          $51,250         $31,250
 President & CEO

David G. Bevan           -0-            -0-       16,894        83,713           17,988          78,249
  Executive Vice
    President & CFO

John R. Worden           -0-            -0-           -0-      100,000               -0-         87,500
  Executive Vice
    President

-------------------------
(1)Calculated based on the difference between the price of a share of common stock on March 31, 1997, and the exercise price of the options. The price of the Company's common stock as reported by NASDAQ on March 31, 1997 was $2-1/8 per share.

Long-term Incentive Plans ("LTIP") - Awards in Last Fiscal Year

During the year ended March 31, 1997, the Company did not grant any long-term incentive plan awards to the executive officers named above.

Employment Contracts and Arrangements Concerning Termination

Effective September 12, 1994, Mr. Clasen entered into a renewable one-year employment agreement with the Company (the "Employment Agreement") pursuant to which, among other things, (i) the Company agreed to pay Mr. Clasen a base salary of $12,500 per month to be reviewed annually by the compensation committee; (ii) the Company agreed to grant to Mr. Clasen stock options to purchase 100,000 shares of common stock at an exercise price of $1.50 per share;
(iii) the Company agreed to loan Mr. Clasen $150,000 to be used by Mr. Clasen for the purchase of 100,000 shares of common stock (see "Certain Transactions and Indebtedness of Management"); (iv) the Company granted to Mr. Clasen 100,000 performance units having a base value of $1.50 per unit; (v) the Company agreed to reimburse Mr. Clasen for moving and transition expenses, including the brokerage commission paid with respect to the sale of Mr. Clasen's home in Texas (see "Summary Compensation Table"); (vi) the Company agreed to pay Mr. Clasen six months base salary plus expected bonus if the Company terminates Mr. Clasen without cause; and (vii) Mr. Clasen agreed to be bound by certain restrictive covenants. In September 1996, the compensation committee agreed to extend the period for Mr. Clasen's performance units until September 12, 1998.

Executive Incentive Plan

For the year ended March 31, 1997, the Company maintained an executive incentive plan (the "Incentive Plan") for certain of its officers and key employees, including its executive officers. The Incentive Plan was based on the Company's profits in comparison to the Company's planned profits as well as revenue goal attainment. During the fiscal year ended March 31, 1997, no awards were made under the Incentive Plan. The Incentive Plan has not been modified and will continue in the current fiscal year. Bonuses paid will be allocated by the compensation committee among the executive officers based on the Company's success in meeting and exceeding targeted objectives.

Directors' Compensation

Directors who are not employees of the Company were paid fees of $500 per half day and $1,000 per full day for each board meeting and committee meeting attended during the 1997 fiscal year.


CERTAIN TRANSACTIONS AND INDEBTEDNESS OF MANAGEMENT:

Pursuant to the Employment Agreement and a subsequent loan agreement, 166,667 shares of common stock were issued to Mr. Clasen for $210,000, which amount was loaned by the Company to Mr. Clasen. The loan is secured by the 166,667 shares issued to Mr. Clasen and by any amounts then due to Mr. Clasen pursuant to the performance units granted to Mr. Clasen in connection with his employment. The loans bear interest at the prime rate plus one percent (1%) and are due in full on September 12, 2000 and December 4, 2002, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The following tabulation shows as of May 31, 1997, unless otherwise indicated, the number of shares of common stock owned beneficially by: (a) any person known to be the holder of more than five percent (5%) of the Company's voting securities, (b) all directors (all of whom are nominees), (c) the executive officers named in the Summary Compensation Table, and (d) all officers and directors of the Company as a group:

                                                        Amount and Nature of Beneficial
                                                       Ownership (1) As of May 31, 1997
                                                  --------------------------------------------
                                                     Common         Exercisable       Total
Name and Address of Beneficial Owner    Notes        Shares     Options & Warrants  Ownership   Percent (2)
------------------------------------    -----        ------     ------------------  ---------   -----------

Gaylord K. Swim*                         (3)        1,345,325         20,000        1,365,325     32.38%
68 West 620 South
Orem, UT  84058

Hans Imhof*                                           250,000             -0-         250,000      5.93%
1215 Emerald Bay
Laguna Beach, CA  92651

Richard D. Clasen* +                     (5)          307,799         70,000          377,799      8.96%
2073 Mahre Drive
Park City, UT  84098-8510


                                                       Amount and Nature of Beneficial
                                                       Ownership (1) As of May 31, 1997
                                                  ------------------------------------------
                                                     Common        Exercisable        Total
Name and Address of Beneficial Owner    Notes        Shares     Options & Warrants  Ownership  Percent (2)
------------------------------------    -----        ------     ------------------  ---------  -----------

David G. Bevan +                                         -0-          42,357         42,357       1.00%
1471 Wilton Way
Salt Lake City, Utah 84108

John R. Worden +                                     23,748           25,000         48,748       1.16%
6680 South Artesian Way #30
Salt Lake City, Utah 84121

Reino Kerttula*                                          -0-              -0-            -0-       **
4252 Sumac Court
Cedar Hills, Utah 84062

K. Bradford Romney, Jr. *                               950               -0-           950        **
1835 Yalecrest Avenue
Salt Lake City, UT  84108
-----------------------------------------
All officers and Directors
 as a group (7 persons)                   (4)     1,927,822          157,357      2,065,179      48.98%
========================================================================================================

(+)Officer of the Company     (*)Director of the Company.      (**)Indicates less than 1.00% ownership.

(1)Unless otherwise indicated, each person identified in the table has sole voting and investment power with respect to the common stock beneficially owned by such person.

(2)Based on 4,216,174 shares  outstanding  unless noted otherwise.

(3)Includes 505,567 shares held by Mr. Swim as trustee of the Gaylord K. Swim Trust, 24,167 shares held by Swim Financial Corporation of which Mr. Swim is an executive officer, director and majority owner, 20,000 shares held by a charitable trust of which Mr. Swim is a trustee, and 815,591 shares and warrants held by Greenwood II Ltd., in which Mr. Swim is a limited partner.

(4)The shares which may be acquired by officers and directors pursuant to outstanding options have been deemed to be outstanding for the purpose of computing the percentage of the class owned by each named holder thereof and by all officers and directors as a group.

(5)Includes 123,748 shares held jointly by Mr. Clasen and his spouse, Barbara J. Clasen.


RATIFICATION OF SELECTION OF AUDITOR:

The audit committee has recommended, and the board of directors has selected, the firm of Grant Thornton LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 1998, subject to ratification by the stockholders. The board of directors recommends to the stockholders that Grant Thornton be selected as the Company's independent public accountants for the 1998 fiscal year. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

GENERAL:

Management knows of no other matters to be presented at the meeting.

Proposals of Security Holders for 1998 Annual Meeting
Stockholders desiring to submit proposals for the proxy statement for the 1998 annual meeting will be required to submit them in writing to David G. Bevan, secretary, at the Company's executive offices (2415 South 2300 West, Salt Lake City, Utah 84119) on or before April 30, 1998. Any stockholder proposal must also be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH STOCKHOLDER, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1997, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUEST FOR SUCH INFORMATION SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, EFI ELECTRONICS CORPORATION, 2415 SOUTH 2300 WEST, SALT LAKE CITY, UTAH 84119.